Exclusive right to purchase agreement

This Exclusive Option Agreement (the "**Agreement**") is entered into between the following parties as of December 31, 2023
Executed by the City of Suzhou, China:

Party A: Suzhou Yongfeng Consulting Management Co., Ltd., a foreign-owned company incorporated and existing in accordance with the laws of the People's Republic of China

The company's address is Room 1108, 11th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou City.

Party B: Hu Ting, ID Number: 320502196507292527.

Party C: Jiangsu Taifeng Cultural Communication Co.,Ltd., a limited company incorporated and existing in accordance with Chinese laws

The company's address is Room 1002, Floor 10, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou.

In this Agreement, Party A, Party B and Party C are hereinafter referred to as "Party" and collectively referred to as "**Parties**".

Whereas:

Party A holds 50% of the equity of Party C and Party B holds 50% of the equity of Party C;

Party B intends to grant Party A an irrevocable and exclusive option to purchase all or part of Party C's equity held by Party B and all or part of Party C's assets held by Party B in proportion to its shareholding;

Party A, Party B and Party C intend to enter into this Agreement regarding Party B's granting of the exclusive purchase right to Party A.

The parties have reached the following agreement through consultation:

1. Sale of equity and assets

1.1 Grant of Rights

Party B hereby agrees to irrevocably and unconditionally grant to Party A, within the term of this Agreement, the right to execute the Agreement, to the extent permitted by the laws of the People's Republic of China (including any laws, regulations, rules, notices, interpretations or other legally binding documents issued by any central or local legislative, administrative or judicial authority before or after the execution of this Agreement, hereinafter referred to as **"the Laws of the People's Republic of China"**). In accordance with the exercise steps at Party A's sole discretion and at the price set forth in Article 1.3 hereof, An irrevocable, exclusive and exclusive option (the "Share option") to purchase from Party B all or a portion of the shares of Party C held **by Party B at any time or at any time by itself or by designated** parties (hereinafter referred to as "Designees", including Party A's direct or indirect overseas parent company and/or subsidiaries directly or indirectly controlled by **Party A**). Party C hereby irrevocably and unconditionally grants to Party A, subject to the laws of the People's Republic of China, the right to exercise at such steps as Party A may determine at the price set forth in Article 1.3 of this Agreement during the term of this Agreement

An irrevocable, exclusive and exclusive option (hereinafter referred to as the "Asset Purchase right", together with the equity purchase right, the "Purchase **right**") to **purchase all or a portion of its assets** from Party C at any time or on one or more occasions by itself or by causing a designee **to** do so. No third party other than Party A and the Nominee shall enjoy the purchase right or other rights in connection with Party B's holding of Party C's equity and assets. Party C hereby agrees that Party B shall grant the equity purchase right to Party A and Party B hereby agrees that Party C shall grant the asset purchase right to Party A. For the purposes of this paragraph and this Agreement, "person" means an individual, corporation, joint venture, partnership, enterprise, trust or unincorporated organization.

1.2 Steps for Exercise

Party A shall exercise its purchase right in accordance with the provisions of Chinese laws. When exercising the purchase right pursuant to Article 1.1, Party a shall send a written

notice to Party B and/or Party C (hereinafter referred to as the "**Equity Purchase Notice**" or "Asset Purchase Notice"), which shall set forth the following: (a) Party A's decision regarding the exercise of the Purchase right; (b) the equity interest that Party A and/or the designee propose to purchase from Party B (the "**Equity Interest to be purchased**") and/or the assets that Party A and/or the designee propose to purchase from Party C (the "**purchased Assets**"); And (c) the purchase date/transfer of the purchased Equity and/or the purchased assets Concession date. Upon receipt of the Equity Purchase Notice and/or asset purchase Notice, Party B and/or Party C shall transfer all the Equity and/or assets purchased to Party A and/or the designee in accordance with the Notice and in the manner described in Article 1.4 hereof.

In particular, if Party A's proposed purchase right cannot be realized all at once due to the restriction in the Company Law of China that "the shares transferred by the directors, supervisors and senior management of a joint stock limited company shall not exceed 25 percent of the total shares of the Company held by them each year during the term of office", Party A shall have the right to request Party B to cooperate with Party C to change Party C into a limited liability company, or to request Party B's shareholders who are directors, supervisors or senior management personnel of Party C to resign from such positions immediately. Party B and Party C shall, as required by Party A, cooperate to complete the audit evaluation, internal resolution and industrial and commercial change/filing and registration of the overall change of Party C into a limited liability company or the resignation of relevant directors, supervisors or senior managers; Party A may exercise its purchase right in accordance with the steps set forth in this Article upon completion of the foregoing procedures.

1.3 Purchase Price and payment thereof

When Party A decides to exercise the Purchase Right pursuant to this Agreement, the Purchase price of the purchased Equity and/or the purchased Assets (hereinafter referred to as the "**Purchase Price**") shall be gratuitous or nominal, provided that if the purchase price is otherwise required by the relevant government department or the laws of the People's Republic of China, the Purchase Price shall be the lowest price that meets such requirement. However, in any event,

Party B and Party C hereby, respectively and jointly, irrevocably undertake that the purchase price paid by Party A and/or its designee to Party B and/or Party C at any such price shall be returned by Party B and/or Party C to Party A or any other party designated by Party A within seven (7) days, subject to compliance with the provisions and requirements of the laws of the People's Republic of China at that time; If such return is not permitted by PRC law at that time, Party B and Party C undertake to hold such payment in escrow for Party A and/or the designee, and cooperate with Party A and/or the designee to sign the escrow agreement or other relevant legal documents. The Purchase Price shall be paid by Party A and/or the designee to the account designated by Party B and/or Party C within seven (7) days from the date of the formal transfer of the purchased Equity and/or purchased assets to the name of Party A and/or the designee after the necessary tax withholding and repayments of the Purchase Price in accordance with the laws of the People's Republic of China.

1.4 Transfer the Purchased Equity and/or the purchased Assets

Each time Party A exercises the right to purchase:

1.4.1 Party B shall prompt Party C to convene a shareholders' meeting in a timely manner, at which Party B and Party C shall be approved
/ or a resolution by Party C to transfer the purchased equity and/or the purchased assets to Party A and/or the designee:

1.4.2 Party B and/or Party C shall communicate with Party A and/or the Designee in accordance with this Agreement and the Share Purchase Notice
And/or the Asset Purchase Notice, sign the equity transfer contract and/or the asset transfer contract and other relevant legal documents for each transfer;

1.4.3 All other necessary contracts, agreements or documents (including but not limited to C) shall be executed by the parties concerned
Party B's amendment to the Articles of Association), obtain all necessary internal approvals, authorizations, government approvals, licenses, consents and permits (including but not limited to Party C's business license) and take all necessary actions, without attaching any

security interest, Transfer effective title to the purchased Equity interest and/or the purchased assets to Party A and/or the designee and cause Party A and/or the designee to become the registered owner of the purchased Equity Interest (subject to completion of the corresponding business registration) or the owner of the purchased assets. For the purposes of this subsection and this Agreement, "**security interest**" includes security, mortgage, third party rights or interests, any stock options, acquisition rights, pre-emption rights, set-off rights, retention of title or other security arrangements; Provided that, for the sake of clarity, any security interest arising under this Agreement and the Equity Pledge Agreement is excluded. The "Equity Pledge Agreement" **referred to in this paragraph and this Agreement means the Equity Pledge** Agreement entered into by Party A, Party B and Party C on the date hereof, pursuant to the Equity Pledge Agreement, Party B guarantees that Party C will be able to perform the Exclusive Business Cooperation Agreement signed between Party C and Party A on the date hereof (hereinafter referred to as the "**Business Cooperation Agreement**"), the Shareholder Voting Rights Delegation Agreement signed by the parties on the date hereof, the power of attorney signed by Party B on the date hereof and the obligations hereunder. And pledge all the equity of Party C held by Party B to Party A.

Step 2 Commit

2.1 Commitments of Party B or Party C

Party B (as a shareholder of Party C) and Party C hereby jointly and separately undertake that:

2.1.1 Without the prior written consent of Party A, Party B shall not supplement, modify or amend the procedures and rules of Party C in any form, increase or decrease the registered capital of Party C, or otherwise change the registered capital structure of Party C, and shall not make any division, dissolution or change the company form of Party C;

2.1.2 Maintain the existence of Party C in accordance with good financial and commercial standards and practices, prudently and efficiently operate Party C's business and handle Party C's affairs, and urge Party C to perform its obligations under the business combination Agreement;

2.1.3 Without prior written consent of Party A, it shall not sell, transfer, mortgage or otherwise dispose of any assets (including tangible or intangible assets) of Party C with a value of more than 500,000 yuan, the equity of its subsidiaries, the legitimate rights and interests of its business or income at any time from the date of signing this Agreement; Or allow the encumbrance of any security interest thereon;

2.1.4 1 Party C shall not be dissolved or liquidated without the written consent of Party A, unless required by the laws of China; Upon the occurrence of the legal liquidation described in Article 3.6 hereof, Party B irrevocably undertakes to pay to Party A or a party designated by Party A in full any residual value collected by it on a non-two-way basis or to cause such payment to take place, subject to the provisions and requirements of the then Chinese laws. If such payment is prohibited by Chinese law, Party B undertakes to hold such payment in escrow for Party A and cooperate with Party A in signing the escrow agreement or other relevant legal documents;

2.1.5 Without the prior written consent of Party A, Party B shall not incur, inherit, guarantee or permit the existence of any debt, except (i) loans or other debts incurred in the ordinary course of business; And (i) obligations that have been disclosed to and with the written consent of Party A;

2.1.6 has been operating all of Party C's businesses in the normal course of business to maintain the value of Party C's assets, and has not carried out any actions/omissions that may adversely affect Party C's operating conditions and asset value; Moreover, Party A's executive director shall have the right to supervise the assets of Party C and assess whether Party A has control over the assets of Party C. If the executive director of Party A considers that Party C's business activities affect the value of its assets or affect Party A's control over the

assets of Party C, Party A shall have the right to engage legal counsel or other professional personnel to deal with such issues;

2.1.7 Without the prior written consent of Party A, Party C shall not be prompted to enter into any material contract, except for contracts signed in the normal course of business and agreements signed between Party C and Party A's direct or indirect overseas parent company or subsidiaries directly or indirectly controlled by Party A's direct or indirect overseas parent company (for the purposes of this paragraph, If the value of a contract exceeds RMB 500,000, it shall be deemed as a material contract);

2.1.8 Without the prior written consent of Party A, Party C shall not be urged to provide any person with loans, financial assistance, mortgage, pledge or any other form of guarantee, or allow a third party to set up mortgage or pledge on its assets or shares

2.1.9 At the request of Party A, provide Party A with all information about the operation and financial position of Party C at any time;

2.1.10 At the request of Party A, it shall purchase and hold insurance from an insurance company approved by Party A relating to Party C's assets and business, and the amount and types of such insurance shall be similar to those for the operation of business in China

The amount and types of insurance usually insured by a company with similar property or assets are the same or have the same effect;

2.1.11 Without the prior written consent of Party A, Party C shall not be prompted or permitted to merge, partner, joint venture or associate with any person, or to acquire or invest in any person;

2.1.12 Party C shall immediately notify Party A of any litigation, arbitration or administrative proceedings occurring or likely to occur in relation to Party C's assets, business or income, and shall take all necessary measures as reasonably required by Party A, and shall settle such proceedings only with Party A's prior written consent;

2.1.13 Party C shall sign all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or defend all claims in order to maintain title to all its assets;

2.1.14 Party C shall ensure that Party C shall not pay dividends in any form to its shareholders without prior written consent of Party A, but shall, upon written request of Party A, immediately distribute all distributable profits to its shareholders and require and induce each shareholder to comply with the provisions of Article 2.2.6 hereof;

2.1.15 At the request of Party A, appoint a party designated by Party C as the director, supervisor and/or senior management of Party C and/or remove the incumbent director, supervisor and/or senior management of Party C and carry out all relevant resolutions and filing procedures; Party A shall have the right to request Party B and Party C to replace the above-mentioned personnel:

2.1.16 If any shareholder of Party C or Party C fails to perform its tax obligations under applicable laws, thereby preventing Party A from exercising the purchase right, Party A shall have the right to require Party C or its shareholder to perform such tax obligations, or require Party C or its shareholder to pay such tax to Party A, and Party A shall pay such tax on behalf of Party C.

2.1.17 With respect to the commitments applicable to Party C under this Article 2.1, Party B and Party C shall cause the subsidiaries of Party C to comply with such commitments as if such subsidiaries were Party C under the applicable provisions.

2.2 Further commitments of Party B

Party B hereby irrevocably undertakes that:

2.2.1 Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equity of Party C owned by it, or allow any encumbrance of security

interest thereto, except for the pledge of the Equity of Party C under the Equity Pledge Agreement;

2.2.2 Party B shall not operate or engage in any business or other conduct that may adversely affect Party C's reputation and business operations;

2.2.3 Party B shall take all measures to ensure that all business licenses of Party C are legal and valid and shall be renewed on time according to law;

2.2.4 Party B shall not sign any agreement or other legal document that has conflict of interest with Party C or Party A and its designee or make relevant commitments; Party B shall not, by any act or omission, cause any conflict of interest between Party B, Party A and its shareholders. If such conflict of interest arises (Party A has the right to unilaterally decide whether such conflict of interest occurs), then Party B shall take measures to eliminate such conflict as soon as possible with the consent of Party A or its designee. If Party B refuses to take measures to eliminate the conflict of interest, Party A shall have the right to exercise the purchase right under this Agreement;

2.2.5 Without prior written consent of Party A, Party B shall not, in any way, directly or indirectly, participate in any business that is or may be in competition with the business of Party A and Party C and the subsidiaries under its control. Or be employed by relevant entities that operate or may compete with the businesses of Party A and Party C and its controlled subsidiaries or hold the interests and assets of such entities (except for not more than 5% interest in the companies that exist or may compete). Party A shall have the right to make final determination as to whether Party B exists or may exist in the above circumstances;

2.2.6 Without the prior written consent of Party A, Party B shall not require Party C to pay dividends or other forms of profit distribution on the equity of Party C owned by Party B, shall not raise relevant resolutions of the shareholders' meeting, and shall not vote for such resolutions of the shareholders' meeting. In any event, if Party B receives

any income, profit distribution or dividend from Party C, Party B shall, to the extent permitted by Chinese laws, give up receiving such income, profit distribution or dividend and immediately pay or transfer such income, profit distribution or dividend to Party A or the party designated by Party A;

2.2.7 Party B shall urge the shareholders' meeting and/or the Board of Directors of Party C not to approve any sale, transfer, mortgage or other disposal of any legal or beneficial interest in Party C's equity owned by Party B without Party A's prior written consent, or to allow any encumbrance of security interest thereon. Except for the pledge of Party C's equity in accordance with the equity Pledge Agreement;

2.2.8 Party B shall urge the shareholders' meeting and/or the Board of Directors of Party C not to approve any merger, partnership, joint venture or association of Party C with any person, acquisition or investment of any person, division of Party C, amendment of the articles of association of Party C, change of registered capital or change of company form without prior written consent of Party A;

2.2.9; Party B shall immediately notify Party A of any litigation, arbitration or administrative proceedings that occur or may occur in respect of the equity interest of Party C owned by Party B and shall take all necessary measures as reasonably required by Party A and shall settle such proceedings only with Party A's prior written consent;

2.2.10 Party B shall prompt the shareholders' meeting and/or Board of Directors of Party C to vote to approve the transfer of the purchased equity and/or the purchased assets under this Agreement and take any and all other actions that Party A may require;

2.2.11 At the request of Party A from time to time, Party B and/or Party C shall immediately and unconditionally transfer their equity and/or assets in Party C to Party A or its designee in accordance with the purchase right under this Agreement, and Party B hereby waives its pre-emptive

right (if any) to transfer the equity to other shareholders of Party C;

2.2.12 Party B shall strictly abide by the provisions of this Agreement and other contracts (including but not limited to equity pledge Agreement and business cooperation agreement) signed by Party B, Party C and Party A jointly or separately, perform the obligations under this Agreement and such other contracts, and refrain from any act/omission that may affect the validity and enforceability thereof. If Party B has any remaining rights in respect of the equity under this Agreement or the Equity Pledge Agreement or the power of attorney granted in favor of Party A, it shall not exercise such rights unless instructed in writing by Party A:

2.2.13 If Party A (or its designee) has paid the equity purchase price to Party B prior to Party C's dissolution, but the relevant industrial and commercial change has not been completed, Party B shall, on or after Party C's dissolution, promptly deliver to Party A (or its designee) all the remaining property obtained from the distribution of Party C's equity to Party A (or its designee) free of charge. In such case, Party B shall not claim any rights (except those exercised as instructed by Party A) in respect of the distribution proceeds of the remaining property;

2.2.14 Party B shall promptly perform its tax obligations under appropriate laws to ensure that Party A can successfully exercise the purchase right;

2.2.15 Agree to sign an irrevocable power of attorney to the satisfaction of Party A, and authorize Party A to exercise all its rights as a shareholder of Party C or a person designated by Party A on its behalf; and

2.2.16 Ensure that Party C effectively exists and is not terminated, liquidated or dissolved.

3. Representations and warranties

Party B and Party C hereby represent and warrant to Party A jointly and separately on the date of execution of this

Agreement and on each transfer date of the Purchased Equity and purchased Assets as follows:

3.1 It has the power and ability to authorize the execution and delivery of this Agreement and any transfer contract to which it is a party in respect of the purchased equity and/or purchased assets to be transferred under it (each referred to as the "**Transfer Contract**") and to perform its obligations under this Agreement and any transfer Contract. Party B and Party C agree to enter into a transfer contract consistent with the terms of this Agreement when Party A exercises the purchase right. This Agreement and the assignment contract to which Party A is a party shall, upon execution, constitute or shall constitute legal, valid and binding obligations and shall be enforceable against Party A in accordance with its terms.

Neither the execution nor delivery of this Agreement or any Assignment Contract nor the obligations under this Agreement or any Assignment Contract has and will not: (i) result in a violation of any applicable PRC law; (i) contravenes Party C's articles of association, rules or other organizational documents; And (ii) causing it to be party to or binding upon Party C

Any breach of any contract or instrument to which it is a party or to which it is bound; (iv) resulting in a breach of any conditions under which any licence may be granted and/or continued to be granted to either party; Or (v) causing the suspension or revocation of any license or license granted to either party or the imposition of additional conditions;

3.3 Party B has a good and marketable title to its equity interest in Party C. Except for the Equity Pledge Agreement, Party B does not have any security interest in such equity;

3.4 Party C has good and marketable title to all of its assets and does not have any security interest in the said assets;

3.5 Party C does not have any outstanding debts, but (i) debts incurred in the ordinary course of business; And (ii) obligations disclosed to Party A and with Party A's written consent;

3.6 If Party C is dissolved or liquidated as required by Chinese laws, Party C shall sell all of its assets to Party A or other eligible entities designated by Party A at the lowest price permitted by Chinese laws to the extent permitted by Chinese laws. Party C

shall exempt Party A or its designated eligible entity from any payment obligations arising therefrom within the applicable scope of Chinese laws in force at that time; The proceeds arising from any such transaction shall be paid to Party A or the eligible subject designated by Party A as part of the service fee under the Business Cooperation Agreement within the scope of the then effective PRC law;

3.7 Party C shall comply with all laws of the People's Republic of China applicable to equity or asset acquisition;

3.8 Except as expressly disclosed to Party A in writing, there are no ongoing or pending or likely litigation, arbitration or administrative proceedings relating to Party C's equity interest, Party C's assets or Party C;

3.9 In the event of Party B's death, incapacity, marriage, divorce, bankruptcy, dissolution, liquidation or other circumstances that may affect its exercise of the equity of Party C, Party B's successors (including spouse, children, parents, siblings, grandparents, maternal grandparents) or shareholders or transferees of Party C's equity at that time shall be deemed as the signatories to this Agreement, inherit and assume all rights and obligations of Party B under this Agreement, and transfer the relevant equity to Party A or a designee in accordance with the applicable laws at that time and this Agreement;

3.10 The equity of Party C held by Party B is not the common property between Party B and its spouse (if applicable), Party B

The spouse of Party B (if applicable) does not own and does not have control over the equity of Party C; The operation, management and other voting matters of Party C due to Party B's holding of Party C's shares shall not be affected by its spouse (if applicable);

3.11 Party B (in the case that Party B is the main body of the enterprise) has made and promoted its shareholders (including indirect shareholders)

And the equity holders), directors and partners (if applicable) have made all proper arrangements and signed all necessary documents to ensure that in the event of a merger, division, dissolution, liquidation, cancellation and/or other circumstances that may affect the exercise of Party C's equity rights by Party B, Its successors, liquidation team, managers, creditors and other persons who

may acquire Party C's equity or related rights as a result shall not affect or impede the performance of this Agreement.
2. Party B warrants to Party A that it has made and promoted its shareholders (including indirect

Shareholders, directors and partners make (if applicable) all proper arrangements and execute all necessary documents to ensure Party B's effective existence and performance of this Agreement;

3.12 In the case of Party B (where Party B is the entity of the enterprise), the occurrence of its controlling shareholder or actual controller occurs

In case of alteration, Party B shall obtain prior written consent of Party A. However, if Party b's controlling shareholder or actual controller is changed and both the controlling shareholder and actual controller after such change (a) agree in writing and promise to urge Party B to continue to perform this Agreement and (b) such change will not cause this Agreement to violate the Chinese laws in force at the time or cause other adverse effects to this Agreement, Party A shall not unreasonably refuse to agree;

3.13 In the event of merger, division, dissolution, liquidation or application of Party B (in the case that Party B is the main entity of the enterprise)

In case of bankruptcy or cancellation, Party b shall obtain prior consent from Party a, provided that Party A shall not unreasonably refuse such consent if Party B's successors (a) agree in writing and promise to continue to perform this Agreement and (b) such changes will not cause this Agreement to violate the then effective Chinese laws or otherwise adversely affect this Agreement.

4. Effective Date

This Agreement shall come into force on the date when the Parties sign this Agreement and shall remain valid for a long period of time until the date when all the purchased equity and/or purchased assets held by Party B are transferred to Party A and/or the designated person (subject to the date when the registration of the change of the Employer is completed) and Party A and its subsidiaries and branches can legally engage in the business of Party C. Notwithstanding the foregoing, Party A shall have the right to immediately terminate this Agreement at

any time by giving a written notice to Party B and Party C and shall not bear any liability for breach of contract for its unilateral termination of this Agreement. Party B and Party C shall not have the right to unilaterally terminate this Agreement unless otherwise mandated by Chinese laws.

5. Liability for breach of contract

5.1 Unless otherwise provided in other provisions of this Agreement, if a party (hereinafter referred to as the "**Breaching Party**") fails to perform any of its obligations under this Agreement or otherwise breaches this Agreement, the other party (hereinafter referred to as the "**aggrieved Party**") may: (a) give written notice to the breaching Party of the nature and scope of the breach and require the breaching Party, at its own expense, to remedy the breach within a reasonable period set forth in the notice (the "**Remedy Period**"); And if the breaching party fails to remedy the breach within the remedial period, the aggrieved Party shall be entitled to hold the breaching party liable for all liabilities resulting from its breach and to compensate the aggrieved party for all actual economic losses caused by its breach, Including but not limited to attorney's fees, litigation or arbitration fees arising out of litigation or arbitration proceedings related to such breach, and the aggrieved Party shall have the right to require the breaching Party to force the breaching Party to perform this Agreement and the aggrieved Party shall have the right to request the relevant arbitration institution or court to order the actual performance and/or enforcement of the provisions of this Agreement; (b) terminate this Agreement and require the breaching party to assume all liabilities arising out of its breach and pay full damages; Or (c) discount, auction or sale of the pledged equity in accordance with the provisions of the share pledge agreement, and claim the breaching party to bear all the losses caused thereby with the proceeds from the discount, auction or sale. Aggrieved party

The exercise of the above-mentioned remedy rights shall not affect the exercise of other salvage rights in accordance with the provisions of this Agreement and laws.

5.2 Each Party agrees and confirms that, unless otherwise required by Chinese laws, if Party B or Party C is the breaching party, Party A shall have the right to unilaterally and immediately terminate this Agreement and claim damages from the breaching party. If Party A is the breaching party, Party B and Party C shall exempt Party A from the obligation of compensation for damages, and neither Party B nor Party C shall have any right to

terminate or rescind this Agreement under any circumstances unless otherwise provided by law.

5.3 If Party C's violation of this Agreement results in Party C's taking or taking any actions that cause Party A to exercise any of its rights or claim for damages hereunder, Party B shall not be entitled to seek compensation from Party C for the losses suffered thereby.

5.4 Both Party B and Party C acknowledge and agree that any breach of this Agreement will cause irreparable damage to Party A, and monetary damages cannot compensate for Party A's losses. In addition to claiming compensation in accordance with this Agreement and Chinese laws, Party A also has the right to request the relevant arbitration institution or court to order the actual performance and/or enforcement of the provisions of this Agreement.

6. Governing law and dispute resolution

6.1 Governing Law

The execution, entry into force, interpretation, performance, modification and termination of this Agreement and the settlement of disputes under this Agreement shall be governed by the laws of China.

6.2 Methods of dispute resolution

In the event of any dispute arising from the interpretation and performance of this Agreement, the parties shall first settle the dispute through friendly negotiation. If the parties fail to reach an agreement on the settlement of such dispute within thirty (30) days after any party requests the other parties to settle the dispute through negotiation, either party may submit the dispute to Suzhou Arbitration Commission for arbitration in accordance with its arbitration rules then in force. The arbitration shall take place in Suzhou and the language of arbitration shall be Chinese. The award of arbitration shall be final and binding upon the parties. The arbitral tribunal may award compulsory relief, injunctive relief (such as conducting business or forcing asset transfer) or order bankruptcy liquidation of Party C in respect of Party C's equity interests, assets or property interests. The arbitral tribunal also has the right to award compensation or compensate Party A for any loss or loss caused

to Party A by other parties' breach of this Agreement. After the arbitration award becomes effective, either party shall have the right to apply to the court with jurisdiction for enforcement of the arbitration award. If necessary, the arbitral institution shall have the right to order the breaching party to immediately cease its breach or to order the breaching party not to engage in any conduct that may lead to further losses suffered by Party A before making a final award on the dispute between the parties. The court in Hong Kong, the Cayman Islands or any other court having jurisdiction (including the court at the place where Party C is incorporated or where Party C or Party A's principal assets are located shall be deemed to have jurisdiction) shall also be entitled to enforce the award of the arbitral Tribunal and to award or enforce interim relief for Party C's equity interests, assets or property interests, And shall also have the power to grant an award or judgment to the party initiating the arbitration in support of the arbitration pending the formation of the arbitral tribunal or in other appropriate circumstances.

6.3 In the event of any dispute arising out of the interpretation and performance of this Agreement or in the course of arbitration of any dispute, the parties hereto shall continue to exercise their respective rights and perform their respective obligations under this Agreement, except for the matters in dispute.

6.4 If at any time after the date of this Agreement, due to the promulgation or change of any laws, rules or regulations of the People's Republic of China, or due to any change in the interpretation or application of such laws, rules or regulations; The following provisions shall apply: (a) If there is a change in law or a newly promulgated rule that is more favorable to Party A than the relevant law, regulation, decree or rule in force on the date of this Agreement (and the other party is not seriously adversely affected), each party shall promptly apply for the benefits of such change or new rule and use its best efforts to obtain the approval of such application; Or (b) if, directly or indirectly, Party A's economic interests under this Agreement are seriously and adversely affected as a result of such changes in laws or newly promulgated regulations, each Party shall use all lawful means to obtain a waiver of compliance with such changes or regulations. If the adverse effects on Party A's economic interests cannot be resolved in accordance with the provisions of this Agreement, the parties shall promptly negotiate and make all necessary amendments to this Agreement to maintain Party A's economic interests under this Agreement.

7. Taxes and fees

Each Party shall pay any and all transfer and registration taxes, costs and fees incurred by or levied on such Party in connection with the preparation and execution of this Agreement and Transfer Contract and the completion of the transactions under this Agreement and Transfer Contract in accordance with the laws of the People's Republic of China.

8. Notice

8.1 All notices and other communications required or permitted to be given under this Agreement shall be delivered by hand or by postage prepaid certified mail, commercial Courier service or E-mail to the address and E-mail address of such party as set out in **Appendix I**. Each notice shall be accompanied by an additional confirmation sent by E-mail. The date on which such notice shall be deemed to be validly given shall be determined as follows:

8.1.1 If a notice is given by personal delivery, Courier service or certified mail with pre-paid postage, it shall be deemed to have been effectively served at the designated address for receipt of the notice on the date of sending or rejection.

8.1.2 If a notice is given by email, it shall be deemed to have been effectively served on the date of successful delivery.

8.2 Either Party may change the address and/or E-mail address of its notice by giving notice to the other parties at any time in accordance with this Clause.

9. Duty of confidentiality

The Parties acknowledge that any oral or written information exchanged by them in connection with this Agreement will be confidential. Both Party B and Party C shall keep all such information confidential and shall not disclose any such information to any third party without prior written consent of Party A, except in the following cases; (a) Such information is known to the public

Information (but this is not disclosed to the public by one of the recipients); (b) information required to be

disclosed by applicable law or the rules or regulations of any stock exchange; Or (c) Information required by Party B and Party C to disclose to their legal or financial advisors in connection with the transactions under this Agreement, and such legal or financial advisors are subject to confidentiality obligations similar to those set forth in this Article. Any disclosure of confidential Information by any employee, consultant, agent or agency employed by Party B and Party C shall be deemed to be a disclosure of such Confidential Information by such party and such party shall be held liable for breach of this Agreement. This Agreement shall remain in force and effect regardless of the invalidity or termination of this Agreement for any reason.

10. Further warranties

The Parties agree to execute in a timely manner such documents as are reasonably necessary or conducive to the implementation of the provisions and purposes of this Agreement, and to take such further actions as are reasonably necessary or conducive to the implementation of the provisions and purposes of this Agreement.

11. Force Majeure

11.1 **"Force Majeure"** means unforeseeable, unavoidable and insurmountable events that make the performance of this Agreement partially or completely impossible for either party. Such events include but are not limited to earthquakes, typhoons, floods, floods, wars, strikes, riots, government acts, legal regulations or changes in their application.

11.2 In the event of a force majeure event, either Party's obligations under this Agreement affected by the force majeure event shall be automatically suspended during the period of delay caused by the force majeure event, and its performance period shall be automatically extended. The extended period shall be the period of suspension, and the Party shall not be punished or bear any responsibility for this. In the event of a force majeure event, the parties shall immediately enter into consultations to seek a just solution and shall make all reasonable efforts to minimize the impact of the force majeure event.

12. Other

12.1 Amendments, changes and additions

Matters not covered herein shall be determined separately by the parties through negotiation. 8. Any amendment, variation or supplement to this Agreement shall be made by a written agreement signed by the parties. Amendments and supplements to this Agreement and its schedules duly executed by the parties hereto shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

This Agreement shall be amended by the Parties in the event of any amendments to this Agreement proposed by the regulatory authorities or any changes in the relevant securities listing rules or related requirements in connection with this Agreement.

12.2 Complete Contract

This Agreement shall constitute, and supersede, the entire agreement between the parties hereto with respect to the matter or subject matter covered by this Agreement, except as amended, supplemented or modified in writing after the execution of this Agreement

All prior oral and written negotiations, representations and contracts with respect to the subject matter or subject matter of this Agreement.

12.3 Headings

The headings of this Agreement are for convenience only and shall not be used to interpret, illustrate or otherwise affect the meaning of the provisions of this Agreement.

12.4 Text

This Agreement is made in three (3) copies, with one (1) copy held by Party A, Party B and Party C each having the same legal effect:

12.5 Severability

If one or more provisions of this Agreement are held to be invalid, unlawful or unenforceable in any respect under any law or regulation, the validity, legality or enforceability

of the remaining provisions of this Agreement shall not be affected or impaired in any way. The parties shall negotiate in good faith to replace such invalid, unlawful or unenforceable provisions with valid provisions to the maximum extent permitted by law and desired by the parties, and the economic effects of such valid provisions shall be as similar as possible to the economic effects of such invalid, unlawful or unenforceable provisions.

12.6 Successors

This Agreement shall be binding on and effective against each Party's respective successors and transferees as permitted by such parties.

12.7 Continue to be in force

12.7.1 Any obligations arising from or expiring under this Agreement prior to termination shall survive termination.

12.7.2 The provisions of Clauses 6, 8, 9, 12.7 and 12.8 shall survive the termination of this Agreement.

12.8 Waiver

Either party may waive its rights under this Agreement provided that such waiver by Party B and Party C must be made in writing and confirmed by Party A. A waiver by either party in respect of a breach by any other party under any circumstances shall not be deemed to be a waiver by such party in respect of a similar breach under any other circumstances.

12.9 Comply with laws and regulations

Each Party shall comply with and shall ensure that each party's operations are conducted in full compliance with all laws and regulations duly published and publicly available in the PRC.

12.10 Transfer of rights

Without prior written consent of Party A, Party C and/or Party B shall not transfer any of their rights and/or obligations under this Agreement to any third party; Party C and Party B hereby agree that Party A shall have the right to assign any of

its rights and/or obligations under this Agreement to any third party upon written notice to Party C and Party B.

Party B and Party C shall enter into a supplementary agreement or an agreement with such transferee that is substantially identical to the content of this Agreement.

[There is no text in the following]

(This page is without text and is the signing page

of the Exclusive Right to Purchase Agreement)

In witness whereof, this Exclusive Option Agreement is executed by the parties on the date and place set forth above.

Party A:

Suzhou Yongfeng Consulting Management Co., Ltd.

Signature:

Name: Hu Ting

Position: Legal representative

(There is no text on this page. It is the signing page of the Exclusive Option Agreement)

In witness whereof, this Exclusive Option Agreement is executed by the parties on the date and place set forth above.

Party B:

Hu Ting ______________________

Signed by:

(There is no text on this page. It is the signing page of the Exclusive Option Agreement)

In witness whereof, this Exclusive Option Agreement is executed by the parties on the date and place set forth above.

Party C:

Jiangsu Taifeng Cultural Communication Co.,Ltd.

(Stamp)

Signature:

Name: Hu Ting

Position: Legal representative

For the purpose of notification, the contact details of the

parties are as follows:

Party A:

Suzhou Yongfeng Consulting Management Co., Ltd.
Address: Room 1108, 11th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou City
Tel: 0512-69290200
Email: huachen@taifeng.ltd

Party B;

Hu Ting
Address: 1103, 11th Floor, Building A, Vitality Business

Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District,

Suzhou

room
Tel: 15895559080
Telephone: huting@taifeng.ltd

Party C:

Jiangsu Taifeng Cultural Communication Co.,Ltd.
Add: Room 1002, 10th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou
Tel: 0512-69290200
Email: huachen@taifeng.ltd